Exhibit 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


              WERNER ENTERPRISES TO PARTICIPATE IN TWO
           UPCOMING TRANSPORTATION INVESTMENT CONFERENCES

Omaha, Nebraska, January 24, 2011:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest transportation and logistics companies, announced that it will participate in two upcoming investment conferences in February. At each conference, Werner will be represented by Derek J. Leathers, Senior Executive Vice President and Chief Operating Officer of Werner and President of Werner Global Logistics, and John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer of Werner.

     Werner will participate in the Stifel Nicolaus 2011 Transportation and Logistics Conference on Wednesday, February 16, 2011 in Key Biscayne, Florida. Messrs. Leathers and Steele will summarize Werner's business and operations in a 30-minute presentation and Q&A discussion for the investment community and during meetings with investors. The presentation and Q&A discussion will begin at 9:20 a.m. (EST).

     Werner will also take part in the 26th Annual BB&T Capital Markets Transportation Services Conference on Thursday, February 17, 2011 in Coral Gables, Florida. Messrs. Leathers and Steele will summarize Werner's business and operations in a 35-minute presentation and Q&A discussion for the investment community and during meetings with investors. The presentation and Q&A discussion will begin at 7:45 a.m. (EST).

     A live audio webcast of each Werner conference presentation and Q&A discussion, as well as the investor materials provided by Werner at each conference, will be publicly available on the respective conference date on the internet through the "Investors" link on the Werner website at www.werner.com. Replays of the audio webcasts and the investor materials will then be archived and accessible by the public on the Werner website during the 30-day period following each individual conference date.

     The conference dates and times provided in this press release may be subject to change. Should any such changes occur, Werner may update the information by giving notice on its website, issuing a revised press release, filing a report with the U.S. Securities and Exchange Commission or through other methods of public disclosure. Please consult the Werner website before or on the conference date for any such updated notices, press releases or reports. Also, refer to the forward-looking statement guidance set forth below.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.

     This press release, as well as the investor materials provided by and the oral public statements made by a Werner representative during the conference presentations, discussions, meetings and webcasts announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2009. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.